--------------------------------------------------------------------------------
                          AGREEMENT AND PLAN OF MERGER


                           DATED AS OF MARCH 18, 1997
                                      AMONG
                           AMERICAN LIST CORPORATION,
                           SNYDER COMMUNICATIONS, INC.
                                       AND
                           SNYDER Z ACQUISITION, INC.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE 1   THE MERGER..........................................................................  2

         SECTION 1.1.   The Merger..............................................................  2
         SECTION 1.2.   Effective Time..........................................................  2
         SECTION 1.3.   Closing of the Merger...................................................  2
         SECTION 1.4.   Effects of the Merger...................................................  2
         SECTION 1.5.   Certificate of Incorporation and Bylaws.................................  3
         SECTION 1.6.   Directors...............................................................  3
         SECTION 1.7.   Officers................................................................  3
         SECTION 1.8.   Conversion of Shares....................................................  3
         SECTION 1.9.   Exchange of Certificates................................................  4
         SECTION 1.10.  Stock Options...........................................................  7

ARTICLE 2   REPRESENTATIONS AND WARRANTIES OF THE
            COMPANY.............................................................................  8

         SECTION 2.1.   Organization and Qualification; Subsidiaries............................  8
         SECTION 2.2.   Capitalization of the Company and Its Subsidiaries......................  9
         SECTION 2.3.   Authority Relative to This Agreement; Consents and
                        Approvals............................................................... 11
         SECTION 2.4.   SEC Reports; Financial Statements....................................... 11
         SECTION 2.5.   Information Supplied.................................................... 12
         SECTION 2.6.   Consents and Approvals; No Violations................................... 13
         SECTION 2.7.   No Default.............................................................. 13
         SECTION 2.8.   No Undisclosed Liabilities; Absence of Changes.......................... 14
         SECTION 2.9.   Litigation.............................................................. 14
         SECTION 2.10.  Compliance with Applicable Law.......................................... 15
         SECTION 2.11.  Employee Plans.......................................................... 15
         SECTION 2.12.  Environmental Laws and Regulations...................................... 16
         SECTION 2.13.  Tax Matters............................................................. 16
         SECTION 2.14.  Intangible Property..................................................... 18
         SECTION 2.15.  Opinion of Financial Adviser............................................ 19
         SECTION 2.16.  Brokers................................................................. 19
         SECTION 2.18.  Material Contracts...................................................... 19
         SECTION 2.19.  Pooling of Interests.................................................... 20
         SECTION 2.20.  Disclosure.............................................................. 21



ARTICLE 3   REPRESENTATIONS AND WARRANTIES
            OF PARENT AND ACQUISITION........................................................... 21

         SECTION 3.1.   Organization............................................................ 21
         SECTION 3.2.   Capitalization of Parent and Its Subsidiaries........................... 22
         SECTION 3.3.   Authority Relative to This Agreement.................................... 23
         SECTION 3.4.   SEC Reports; Financial Statements....................................... 23
         SECTION 3.5.   Information Supplied.................................................... 24
         SECTION 3.6.   Consents and Approvals; No Violations................................... 24
         SECTION 3.7.   No Default.............................................................. 25
         SECTION 3.8.   No Undisclosed Liabilities; Absence of Changes.......................... 25
         SECTION 3.9.   Litigation.............................................................. 26
         SECTION 3.10.  Compliance with Applicable Law.......................................... 26
         SECTION 3.11.  Environmental Laws and Regulations...................................... 27
         SECTION 3.12.  Tax Matters............................................................. 27
         SECTION 3.13.  Intangible Property..................................................... 29
         SECTION 3.14.  Brokers................................................................. 29
         SECTION 3.15.  Pooling of Interests.................................................... 29
         SECTION 3.16.  Disclosure.............................................................. 29

ARTICLE 4   COVENANTS........................................................................... 30

         SECTION 4.1.   Conduct of Business of the Company...................................... 30
         SECTION 4.2.   Conduct of Business of Parent........................................... 33
         SECTION 4.3.   Preparation of S-4 and the Proxy Statement.............................. 33
         SECTION 4.4.   Other Potential Acquirors............................................... 34
         SECTION 4.5.   Letters of Accountants.................................................. 35
         SECTION 4.6.   Meeting................................................................. 35
         SECTION 4.7.   Stock Exchange Listing.................................................. 36
         SECTION 4.8.   Access to Information................................................... 36
         SECTION 4.9.   Additional Agreements; Best Efforts..................................... 36
         SECTION 4.10.  Consents................................................................ 37
         SECTION 4.11.  Public Announcements.................................................... 37
         SECTION 4.12.  Indemnification; Directors' and Officers' Insurance..................... 38
         SECTION 4.13.  Notification of Certain Matters......................................... 39
         SECTION 4.14.  Pooling................................................................. 39
         SECTION 4.15.  Tax-Free Reorganization Treatment....................................... 40
         SECTION 4.16.  Employment Benefits..................................................... 40
         SECTION 4.17.  Company Affiliates...................................................... 41
         SECTION 4.18.  SEC Filings............................................................. 41


         SECTION 4.19.  Guarantee of Performance................................................ 41

ARTICLE 5   CONDITIONS TO CONSUMMATION OF THE MERGER............................................ 42

         SECTION 5.1.   Conditions to Each Party's Obligations to Effect the
                        Merger.................................................................. 42

         SECTION 5.2.   Conditions to the Obligations of the Company............................ 42
         SECTION 5.3.   Conditions to the Obligations of Parent and
                        Acquisition............................................................. 43

ARTICLE 6   TERMINATION; AMENDMENT; WAIVER...................................................... 45

         SECTION 6.1.   Termination............................................................. 45
         SECTION 6.2.   Effect of Termination................................................... 46
         SECTION 6.3.   Fees and Expenses....................................................... 46
         SECTION 6.4.   Amendment............................................................... 47
         SECTION 6.5.   Extension; Waiver....................................................... 47

ARTICLE 7   MISCELLANEOUS....................................................................... 48

         SECTION 7.1.   Nonsurvival of Representations and Warranties........................... 48
         SECTION 7.2.   Entire Agreement; Assignment............................................ 48
         SECTION 7.3.   Validity................................................................ 48
         SECTION 7.4.   Notices................................................................. 48
         SECTION 7.5.   Governing Law........................................................... 49
         SECTION 7.6.   Descriptive Headings.................................................... 49
         SECTION 7.7.   Parties in Interest..................................................... 49
         SECTION 7.8.   Severability............................................................ 50
         SECTION 7.9.   Specific Performance.................................................... 50
         SECTION 7.10.  Brokers................................................................. 50
         SECTION 7.11.  Counterparts............................................................ 50


EXHIBIT A - Employment Agreements
EXHIBIT B - Stockholders Agreement
EXHIBIT C - Affiliate Letter
EXHIBIT D - Tax Certificate of Company
EXHIBIT E - Tax Certificate of Parent and Acquisition

                                       iii

                             TABLE OF DEFINED TERMS


                                                     CROSS REFERENCE
TERM                                                  IN AGREEMENT                                   PAGE
AA....................................................   Section 4.5..............................    35
Acquisition...........................................   Preamble.................................     1
Affiliate Letter......................................   Recitals.................................     1
Average Final Closing Price...........................   Section 1.8(a)...........................     4
Certificate of Merger.................................   Section 1.2..............................     2
Certificates..........................................   Section 1.9(b)...........................     5
Claim.................................................   Section 4.12(a)..........................    38
Closing...............................................   Section 1.3..............................     2
Closing Date..........................................   Section 1.3..............................     2
Code..................................................   Recitals ................................     1
Company...............................................   Preamble ................................     1
Company Affiliate.....................................   Recitals ................................     1
Company Board.........................................   Section 2.3(a)...........................    11
Company Disclosure Schedule...........................   Section 2.1(b)...........................     9
Company Option(s).....................................   Section 1.10(a)..........................     7
Company Permits.......................................   Section 2.10.............................    15
Company Plan..........................................   Section 1.10(a)..........................     7
Company SEC Reports...................................   Section 2.4..............................    12
Company Securities....................................   Section 2.2(a)...........................    10
Contracts.............................................   Section 2.18(a)..........................    20
Current Premium.......................................   Section 4.12(b)..........................    38
DGCL..................................................   Section 1.1..............................     2
Effective Time........................................   Section 1.2..............................     2
Employment Agreements.................................   Recitals.................................     1
Environmental Claim...................................   Section 2.12(a)..........................    16
Environmental Laws....................................   Section 2.12(a)..........................    16
ERISA.................................................   Section 2.11.............................    15
Exchange Act..........................................   Section 2.2(c)...........................    10
Exchange Agent........................................   Section 1.9(a)...........................     4
Exchange Fund.........................................   Section 1.9(a)...........................     5
Financial Adviser.....................................   Section 2.15.............................    19
GAAP..................................................   Section 2.4..............................    12
Governmental Entity...................................   Section 2.6..............................    13
HSR Act...............................................   Section 2.6..............................    13
Lien..................................................   Section 2.2(b)...........................    10
Material Adverse Effect...............................   Sections 2.1(a),3.1(a) ..................  8,21
Merger................................................   Section 1.1..............................     2
Non-Disclosure Agreement..............................   Section 2.14.............................    19
NYSE..................................................   Section 1.8(b)...........................     4
Parent................................................   Preamble.................................     1
Parent Common Stock...................................   Section 1.8(a)...........................     3
Parent Options........................................   Section 1.10(a)..........................     7
Parent Permits........................................   Section 3.10.............................    26

Parent SEC Reports....................................   Section 3.4..............................    23
Parent Securities.....................................   Section 3.2(a)...........................    22
Proxy Statement.......................................   Section 2.5..............................    12
S-4...................................................   Section 2.5..............................    12
SEC...................................................   Section 2.4..............................    11
Secretary of State....................................   Section 1.2..............................     2
Securities Act........................................   Recitals.................................     1
Share(s)..............................................   Section 1.8(a)...........................     3
Stockholders Agreement................................   Recitals.................................     1
Subsidiary............................................   Section 2.1(a)...........................     9
Superior Proposal.....................................   Section 4.4(b)...........................    35
Surviving Corporation.................................   Section 1.1..............................     2
Taxes.................................................   Section 2.13(b)..........................    18
Third Party ..........................................   Section 6.1(d)...........................    46
Third Party Acquisition...............................   Section 6.1(d)...........................    46

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER, dated as of March 18, 1997, is among AMERICAN LIST CORPORATION, a Delaware corporation (the "Company"), SNYDER COMMUNICATIONS, INC., a Delaware corporation ("Parent"), and SNYDER Z ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition").

                  WHEREAS, the Boards of Directors of the Company, Parent and Acquisition each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as defined in Section 1.1) is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Merger in accordance with this Agreement;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, concurrently with the execution hereof and as a condition to Parent's and Acquisition's willingness to enter into this Agreement
(i) the Company and Martin Lerner, the President and Chief Executive Officer of the Company, Donald Damore, the Vice President-Finance of the Company, and Charles A. Caccia, the Vice President-Marketing of the Company, respectively, have entered into Employment Agreements (the "Employment Agreements") attached hereto as Exhibits A-1, A-2 and A-3 and (ii) certain holders of Shares (as defined in Section 1.8(a)) are entering into a Stockholders Agreement, a copy of which is attached hereto as Exhibit B (the "Stockholders Agreement");

                  WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a "pooling-of-interests"; and

                  WHEREAS, the Company has delivered to Parent a letter identifying all persons (each, a "Company Affiliate") who are, at the date hereof, "affiliates" of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and each Company Affiliate has delivered to Parent a letter in the form attached hereto as Exhibit C (each, an "Affiliate Letter") relating to (i) the transfer, prior to the Effective Time (as defined in Section 1.8(a)), of the Shares beneficially owned by such Company Affiliate on the date hereof, and (ii) the transfer of the shares of Parent Common Stock (as defined in Section 1.8(a)) to be received by such Company Affiliate in the Merger.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

                  SECTION 1.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and the Merger Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease.

                  SECTION 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, the Company, Parent and Acquisition will cause a certificate of Merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date the Certificate of Merger has been duly filed with the Secretary of State or at such date as is agreed between the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

                  SECTION 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5 (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto.

                  SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.5. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The Bylaws of the Company in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

                  SECTION 1.6. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

                  SECTION 1.7. Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

                  SECTION 1.8.  Conversion of Shares.

                  (a) At the Effective Time, each share of common stock, par value $0.01 per share, of the Company (individually a "Share" and collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held by any subsidiary of the Company and (ii) Shares held by Parent, Acquisition or any other Subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall represent the right to receive the number of fully paid and nonassessable shares of common stock, $0.001 par value per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio. The "Exchange Ratio" shall be determined prior to the Closing Date based on the Average Final Closing Price (as defined below) in the following manner:

                             (i) if the Average Final Closing Price equals or exceeds $32.00, the Exchange Ratio shall be 1.00;

                            (ii) if the Average  Final  Closing  Price equals or
                  exceeds $28.00 but is less than $32.00, the Exchange Ratio shall equal the quotient

                  (rounded to four decimal places) of $32.00 divided by the Average Final Closing Price;

                           (iii) if the Average  Final  Closing  Price equals or
                  exceeds $26.00 and is less than $28.00, the Exchange Ratio shall be 1.14; and

                            (iv) if the Average Final Closing Price is less than
                  $26.00, the Exchange Ratio shall equal the quotient (rounded to four decimal places) of $29.71 divided by the Average Final Closing Price (provided, in the event the Final Average Closing Price is less than $24.00, that this Agreement shall not have been terminated pursuant to Section 6.1(c)(iv) or 6.1(d)(v)).

As used herein, "Average Final Closing Price" shall mean the average of the closing prices (or, if the Parent Common Stock should not trade on any Trading Day (as hereinafter defined), the average of the high bid and low asked prices therefor on such day), regular way, per share of Parent Common Stock, as reported on the New York Stock Exchange ("NYSE") Composite Tape during the twenty consecutive Trading Days ending on (and including) the third Trading Day prior to the Effective Time. "Trading Day" means a day on which the NYSE is open for trading. The multiple of Parent Common Stock represented by the Exchange Ratio shall be the Merger Consideration.

                  (b) At the Effective Time, each outstanding share of the common stock, par value $0.01 per share, of Acquisition shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (c) At the Effective Time, each Share held by Parent, Acquisition or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist and no payment shall be made with respect thereto.

                  SECTION 1.9.  Exchange of Certificates.

                  (a) As of the Effective Time, Parent shall make available to American Stock Transfer Company or another bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article I, through the Exchange Agent: (i) certificates representing the appropriate number of shares of Parent Common Stock and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund").

                  (b) As soon as reasonably practicable and in any event within five (5) business days after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent and Acquisition (provided that the Company shall have the right to consent, which consent shall not be unreasonably withheld, to any such other appointment made prior to the Effective Time), together with such letter of transmittal, duly executed, the holder of such Certificate shall receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock, which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this
Section 1.9.

                  (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.9(f) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.9(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

                  (d) In the event that any certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent may, in its discretion, require the delivery of a suitable bond or indemnity.

                  (e) All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.9(c) or 1.9(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

                  (f) No fractions of a share of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall, upon surrender of his or her certificate or certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the Average Final Closing Price by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares.

                  (g)  Any   portion  of  the   Exchange   Fund  which   remains
undistributed to the stockholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                  (h) Neither Parent nor the Company shall be liable to any holder of Shares, or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  SECTION 1.10. Stock Options. (a) All options (individually, a "Company Option" and collectively, the "Company Options") outstanding at the Effective Time under the 1992 Stock Option Plan of the Company (the "Company Plan") shall remain outstanding following the Effective Time. At the Effective Time, such Company Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder of such Company Options, be assumed by Parent in such manner that Parent (a) is a corporation (or a parent or a subsidiary corporation of such corporation) "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code; or (b) to the extent that Section 424 of the Code does not apply to any such Company Options, would be such a corporation (or a parent or a subsidiary corporation of such corporation) were Section 424 applicable to such option. At the Effective Time, (i) all references in the Company Plan to the Company shall be deemed to refer to Parent and (ii) as soon as practicable, but in no event later than 30 days following the Effective Time, Parent shall issue to each holder of a Company Option a document evidencing the assumption of such option by Parent in accordance herewith. Each Company Option assumed by Company (as assumed, the "Parent Options") shall be exercisable upon the same terms and conditions including, without limitation, vesting, as under the Company Plan and the applicable option agreement issued thereunder, except that (x) each such Company Option shall be exercisable for that whole number of shares of Parent Common Stock (rounded down to the nearest whole share) into which the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time would be converted under Section 1.8 of this Agreement; and (y) the option price per share of

Parent Common Stock shall be an amount equal to the option price per share of the Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). The date of grant of each Parent Option shall be the date on which the corresponding Company Option was granted. A cash payment shall be made for any fractional share based upon the last reported sale price per share of Parent Common Stock on the Trading Day immediately preceding the date of exercise.

                  (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Parent Options in accordance with this Section 1.10. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Parent Common Stock subject to the Parent Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Parent Options remain outstanding.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to each of Parent and Acquisition as follows:

                  SECTION 2.1.  Organization and Qualification; Subsidiaries.

                  (a) The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on the Company. The Company has heretofore delivered to Acquisition or Parent accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of the Company. When used in connection with the Company or its Subsidiaries, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the properties, business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as whole, other than any change or effect arising out of general economic conditions not specifically related to any businesses in which the Company is engaged or (ii) that may impair the ability of the Company to consummate the transactions contemplated hereby. For the purposes of this Agreement, "Subsidiary" shall mean, when used with reference to any other entity, any entity more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of which are owned directly or indirectly by such former entity.

                  (b) Except as set forth in Section 2.1(b) of the Disclosure Schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"), the Company has no Subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

                  (c) Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Company.

                  The Company has heretofore delivered to Parent accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of each of the Company's Subsidiaries.

                  SECTION   2.2.   Capitalization   of  the   Company   and  Its
Subsidiaries.

                  (a) The authorized  capital stock of the Company  consists of:
20,000,000 Shares, of which, as of March 17, 1997, 4,411,678 Shares were issued and outstanding. All of the Shares have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of March 17, 1997, 84,730 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plan. Since December 11, 1996, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date, and, since October 16, 1996, no stock options have been granted. Except as set forth above, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) except as set forth in Section 2.2(a)(iii) of the Company Disclosure Schedule, no options or other rights to acquire from the Company or its Subsidiaries, and no obligations of the Company or its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) except as set forth in Section 2.2(a)(iv) of the Disclosure Schedule no equity equivalents, interests in the ownership or earnings of the Company or its Subsidiaries or other similar rights (including stock appreciation rights) (collectively, "Company Securities"). There are no outstanding obligations of the Company or its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in Section 2.2(a) of the Company Disclosure Schedule, there are no stockholder agreements (other than the Stockholders Agreement), voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting or registration of any shares of capital stock of the Company.

                  (b)  All of the  outstanding  capital  stock  of  each  of the
Company's Subsidiaries is owned directly by the Company, free and clear of any Lien (as defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of the Company or its Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its Subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any Subsidiary of the Company. There are no outstanding contractual obligations of the Company or its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

                  (c) The Shares constitute the only class of securities of the Company or its Subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  SECTION 2.3. Authority Relative to This Agreement; Consents and Approvals.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to stockholder approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Company Board") and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding Shares). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (b) The Company Board has duly and validly approved, and taken all corporate actions required to be taken by the Board for the consummation of, the transactions, including the Merger, contemplated hereby and resolved to recommend that the stockholders of the Company approve and adopt this Agreement; provided, however, that such approval and recommendation may be withdrawn, modified or amended in the event that the Company Board by majority vote determines in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is required to do so in order to comply with its fiduciary duties to stockholders under applicable law.

                  SECTION 2.4. SEC Reports; Financial Statements. The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 1994, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore delivered to Parent, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended February 28, 1994, February 28, 1995 and February 29, 1996, (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1992 and (iii) all other reports or registration statements filed by the Company with the SEC since January 1, 1992, including all exhibits included or incorporated by reference therein (the "Company SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein (but excluding Exhibits), contained, when filed (subject to the amendments filed in connection therewith in the case of the Company's registration statement on Form S-1 filed in 1996), any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since February 29, 1996, there has not been any change, or any application or request for any change, by the Company or any of its Subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                  SECTION 2.5. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to stockholders and at the times of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the meeting of the Company's stockholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  SECTION 2.6. Consents and Approvals; No Violations. Except as set forth in Section 2.6 of the Company Disclosure Schedule and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on the Company. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of the Company or any of its Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on the Company.

                  SECTION 2.7. No Default. None of the Company or its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of

(i) its Certificate of Incorporation or Bylaws (or similar governing documents),
(ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, its Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on the Company.

                  SECTION 2.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports and except as set forth in Section 2.8 of the Company Disclosure Schedule, (i) as of November 30, 1996, none of the Company or its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which is required to be and which is not fully reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company (including the notes thereto) as of such date or which could reasonably be expected to have a Material Adverse Effect on the Company and (ii) since November 30, 1996, the business of the Company and its Subsidiaries has been carried on only in the ordinary and usual course, none of the Company or its Subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to the Company or its Subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on the Company.

                  SECTION 2.9. Litigation. Except as publicly disclosed by the Company in the Company SEC Reports or in Section 2.9 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets which (a) if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by the Company, none of the Company or its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on the Company or would prevent or delay the consummation of the transactions contemplated hereby.

                  SECTION 2.10. Compliance with Applicable Law. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which could not reasonably be expected to have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply could not reasonably be expected to have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports or as otherwise disclosed to Parent on the date hereof, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 2.10 with respect to Environmental Laws (as defined in Section 2.12(a)) and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, no investigation or review by any Governmental Entity with respect to the Company or its Subsidiaries is pending or, to the best knowledge of the Company, threatened, nor, to the best knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which the Company reasonably believes will not have a Material Adverse Effect on the Company.

                  SECTION 2.11.  Employee Plans.  Except as set forth in Section
2.11 of the Company's Disclosure Schedule (the "Company Employee Plans"), copies of the governing documents for which have been provided to Parent, there are no "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company or its Subsidiaries. The Company Employee Plans are in compliance with the applicable provisions of ERISA and the Code, except for instances of non-compliance that could not reasonably be expected to have a Material Adverse Effect on the Company.

                  SECTION 2.12.  Environmental Laws and Regulations.

                  (a) Except as publicly disclosed by the Company in the Company SEC Reports, (i) each of the Company and its Subsidiaries is in compliance with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that could not reasonably be expected to have a Material Adverse Effect on the Company, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of the Company or its Subsidiaries has received written notice of, or, to the knowledge of the Company, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on the Company; and (iii) to the knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

                  (b) Except as publicly disclosed by the Company in the Company SEC Reports, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on the Company that are pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or either of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  SECTION 2.13. Tax Matters. (a) Except as disclosed in writing to Parent and Acquisition:

                  (i) The Company and its Subsidiaries have timely filed, or been included in, all material federal, state, local and foreign Tax Returns (as defined below) to be filed by them.

                  (ii) Except to the extent adequately reserved for in accordance with GAAP, all income and franchise Taxes (as defined below) and material other Taxes due and payable by the Company and any of its Subsidiaries have been timely paid in full. The consolidated financial statements contained in the most recent Company SEC

Reports reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                  (iii) No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its Subsidiaries. No material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination.

                  (iv) The Company and its Subsidiaries have withheld all material Taxes required to have been withheld and paid by them on their behalf in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and such withheld Taxes have either been duly paid to the proper governmental authority or set aside in accounts for such purpose.

                  (v) None of the Company or any of its Subsidiaries has taken or agreed to take any action that would prevent or impede the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (vi) None of the Company or any of its Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations.

                  (vii) None of the Company or any of its Subsidiaries has made any payments, nor is any of them obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

               (viii) None of the Company or any of its Subsidiaries is a party to any Tax allocation or sharing agreement or arrangement (whether or not in writing), except among themselves.

                  (ix) None of the Company or any of its Subsidiaries has executed or entered into a closing agreement that could affect its Tax liability for any period after the Closing Date pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law.

                  (x) None of the Company or any of its Subsidiaries has agreed to or is making adjustments pursuant to Section 481(a) of the Code that could affect its Tax liability for any period after the Closing Date by reason of change in accounting method initiated by the Company or any of its Subsidiaries nor to the knowledge of the Company has the IRS proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company or any of its Subsidiaries.

                  (b) For purposes of this Agreement, the following definitions shall apply:

"Tax" or "Taxes" means any federal, state, local or foreign net or gross income, franchise, profits, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium (including taxes under Section 59A of the
Code), capital stock, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, governmental fee or like assessment or charge of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, imposed by any governmental authority or arising under any tax law (including by reason of several and/or transferee liability).

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

                  SECTION 2.14. Intangible Property. The Company and it Subsidiaries own or possess adequate licenses or other valid rights to use all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and its Subsidiaries as currently conducted or as contemplated to be conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, would have a Material Adverse Effect on the Company. The conduct of the business of the Company and its Subsidiaries as heretofore and currently conducted has not and does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party that, individually or in the aggregate, would have a Material Adverse
Effect on the Company. To the knowledge of the Company, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any subsidiary which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

                  Each person listed in Section 2.14 of the Company's Disclosure Schedule has executed a confidentiality, non-disclosure agreement and/or invention assignment agreement (each, a "Non-Disclosure Agreement"). Such Non-Disclosure Agreements constitute valid and binding agreements enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  SECTION 2.15. Opinion of Financial Adviser. Prudential Securities Incorporated (the "Financial Adviser") has delivered to the Board its written opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of Shares from a financial point of view, a signed, true and complete copy of which opinion has been delivered to Parent, and as of the date hereof such opinion has not been withdrawn or modified.

                  SECTION 2.16. Brokers. No broker, finder or investment banker (other than Prudential Securities Incorporated, a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates or stockholders (including the Company Affiliates).

                  SECTION 2.17.  [Intentionally Omitted]

                  SECTION 2.18.  Material Contracts.

                  (a) Section 2.18(a) of the Company Disclosure Schedule lists all of the following contracts to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound:
(i) employment, consulting, non-competition, severance, golden parachute or indemnification contract (including, without limitation, any contract to which the Company or any of its

Subsidiaries is a party involving employees of the Company or any of its Subsidiaries); (ii) licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1992; (vi) contracts or agreements with any Governmental Entity; (vii) other contracts which materially affect the business, properties or assets of the Company and its Subsidiaries taken as a whole which are not otherwise disclosed in this Agreement or were entered into other than in the ordinary course of business; and (viii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 4.1 hereof, the "Contracts"). The Company has delivered or otherwise made available to Parent true, correct and complete copies of the Contracts listed in Section 2.18(a) of the Company Disclosure Schedule, together with all amendments, modifications and supplements thereto and all side letters to which the Company is a party affecting the obligations of any party thereunder.

                  (b) Except as set forth in Section 2.18(b) of the Company Disclosure Schedule:

                  (i) Each of the Contracts is valid and enforceable in accordance with its terms, and there is no default under any Contract so listed either by the Company or, to the knowledge of the Company, by any other party thereto which could have a Material Adverse Effect, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the knowledge of the Company, any other party which could have a Material Adverse Effect.

                  (ii) No party to any such Contract has given notice to the Company of or made a claim against the Company with respect to any material breach or material default thereunder.

                  (c) With respect to those Contracts that were assigned or subleased to the Company by a third party, all necessary consents to such assignments or subleases have been obtained.

                  SECTION 2.19. Pooling of Interests. The representations of the Company in its letter dated March 18, 1997 to Grant Thornton are to its knowledge true and correct.

                  SECTION 2.20. Disclosure. No representation or warranty by the Company contained in this Agreement and no statement contained in any certificate delivered by the Company to Acquisition or Parent pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading when taken together in light of the circumstances in which they were made.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND ACQUISITION

                  Parent and Acquisition hereby represent and warrant to the Company as follows:

                  SECTION 3.1.  Organization.

                  (a) Each of Parent, Acquisition and each other Subsidiary of Parent is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on Parent. When used in connection with Parent or Acquisition or any other Subsidiary of Parent, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the properties, business, results of operations or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions not specifically related to any businesses in which Parent and its Subsidiaries are engaged or (ii) that may impair the ability of Parent and/or Acquisition to consummate the transactions contemplated hereby.

                  (b) Except as set forth in Section 3.1(b) of the Parent Disclosure Schedule, the Parent has no Subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

                  (c) Parent has heretofore delivered to the Company accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of Parent and Acquisition. Each of Parent and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent.

                  SECTION 3.2.  Capitalization of Parent and Its Subsidiaries.

                  (a) The authorized capital stock of Parent consists of (i) 120,000,000 shares of Parent Common Stock, of which, as of March 17, 1997, 35,051,062 shares of Parent Common Stock were issued and outstanding and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share, none of which is issued or outstanding. All of the shares of Parent Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of March 17, 1997, 4,649,000 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options. Except as described in the Parent SEC Reports, as set forth above or as described in Section 3.2(a) of the Parent Disclosure Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Parent, (iii) no options or other rights to acquire from Parent or its Subsidiaries and no obligations of Parent or its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, and (iv) no equity equivalents, interests in the ownership or earnings of Parent or its Subsidiaries or other similar rights (including stock appreciation rights) (collectively, "Parent Securities"). There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or to which it is bound relating to the voting of any shares of capital stock of Parent.

                  (b) All of the outstanding capital stock of Parent's Subsidiaries (including Acquisition) is owned by Parent, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of Parent or its Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its Subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any Subsidiary of Parent. There are no outstanding contractual obligations of Parent or its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Parent.

                  (c) The Parent Common Stock constitutes the only class of equity securities of Parent or its Subsidiaries registered or required to be registered under the Exchange Act.

                  SECTION 3.3. Authority Relative to This Agreement. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole shareholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes a valid, legal and binding agreement of each of Parent and Acquisition, enforceable against each of Parent and Acquisition in accordance with its terms.

                  SECTION 3.4. SEC Reports; Financial Statements. Parent has filed all required forms, reports and documents with the SEC since September 30, 1996, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Parent has heretofore delivered to the Company, in the form filed with the SEC (including any amendments thereto), all reports or registration statements filed by Parent with the SEC since September 24, 1996, including all exhibits included or incorporated by reference therein (the "Parent SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein (but excluding Exhibits), contained, when filed (subject to amendments filed in connection therewith in the case of Parent's registration statement on form S-1 filed in 1996), any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since September 30, 1996, there has not been any change, or any application or request for any change, by the Company or any of its Subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes.

                  SECTION 3.5.  Information  Supplied.  None of the  information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Proxy Statement will, at the date mailed to stockholders and at the times of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, Parent shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                  SECTION 3.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of Parent or Acquisition or any of Parent's Subsidiaries,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on Parent.

                  SECTION 3.7. No Default. None of Parent or any of its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent, its Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on Parent.

                  SECTION 3.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, as of September 30, 1996, none of Parent or its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which is not fully reflected in, reserved against or otherwise described in the consolidated balance sheet of Parent and its consolidated Subsidiaries (including the notes thereto) as of such date or which could reasonably be expected to have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, since September 30, 1996, the business of Parent and its Subsidiaries has been carried on only in the ordinary and usual course, none of Parent or its Subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which could reasonably be expected to have, and there have been no events, changes or effects with respect to Parent or its Subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on Parent.

                  SECTION 3.9. Litigation. Except as publicly disclosed by Parent in the Parent SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties or assets which
(a) if adversely determined, could reasonably be expected to have a Material Adverse Effect on Parent or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by Parent in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by Parent in the Parent SEC Reports, none of Parent or its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expect to have a Material Adverse Effect on Parent or would prevent or delay the consummation of the transactions contemplated hereby.

                  SECTION 3.10. Compliance with Applicable Law. Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which could not reasonably be expected to have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply could not reasonably be expected to have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent, the businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or its Subsidiaries is pending or, to the best knowledge of Parent, threatened, nor, to the best knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Parent reasonably believes will not have a Material Adverse Effect on Parent.

                  SECTION 3.11.  Environmental Laws and Regulations.

                  (a) Except as publicly disclosed by Parent in the Parent SEC Reports, (i) each of Parent and its Subsidiaries is in compliance with all Environmental Laws, except for non-compliance that could not reasonably be expected to have a Material Adverse Effect on Parent, which compliance includes, but is not limited to, the possession by Parent and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of Parent or its Subsidiaries has received written notice of, or, to the knowledge of Parent, is the subject of, any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on Parent; and (iii) to the knowledge of Parent, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

                  (b) Except as publicly disclosed by Parent in the Parent SEC Reports, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Parent that are pending or, to the knowledge of Parent, threatened against Parent or its Subsidiaries or, to the knowledge of Parent, against any person or entity whose liability for any Environmental Claim Parent or its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  SECTION 3.12. Tax Matters. Except as disclosed in writing to the Company:

                  (i) Parent and its Subsidiaries have timely filed, or been included in, all material federal, state, local and foreign Tax Returns to be filed by them.

                  (ii)  Except  to  the  extent   adequately   reserved  for  in
accordance with GAAP, all income and franchise Taxes and material other Taxes due and payable by Parent and any of its Subsidiaries have been timely paid in full. The consolidated financial statements contained in the most recent Parent SEC Reports reflect an adequate reserve for all Taxes payable by Parent and any of its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                  (iii) No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against Parent or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Parent and its Subsidiaries. No material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination.

                  (iv) Parent and its Subsidiaries have withheld all material Taxes required to be withheld and paid by them on their behalf in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and such withheld Taxes have either been duly paid to the proper governmental authority or set aside in accounts for such purpose.

                  (v) None of Parent or any of its Subsidiaries has taken or agreed to take any action that would prevent or impede the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (vi) None of Parent or any of its Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations.

                  (vii) None of Parent or any of its Subsidiaries has made any payments, nor is any of them obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

                  (viii) None of Parent or any of its Subsidiaries is a party to any Tax allocation or sharing agreement or arrangement (whether or not in writing), except among themselves.

                  (ix) None of Parent or any of its Subsidiaries has executed or entered into a closing agreement that could affect its Tax liability for any period after the Closing Date pursuant to Section 7121 of the Code or any similar provision of state, local, or foreign law.

                  (x) None of Parent or any of its Subsidiaries has agreed to or is making adjustments pursuant to Section 481(a) of the Code that could affect its Tax liability for any period after the Closing Date by reason of change in accounting method initiated by Parent or any of its Subsidiaries nor to the knowledge of Parent has the IRS proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of Parent or any of its Subsidiaries.

         SECTION 3.13. Intangible Property. Parent and its Subsidiaries own or possess adequate licenses or other valid rights to use all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Parent and its Subsidiaries as currently conducted or as contemplated to be conducted, and Parent is unaware of any assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, would have a Material Adverse Effect on Parent. The conduct of the business of Parent and its Subsidiaries as heretofore and currently conducted has not and does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party that, individually or in the aggregate, would have a Material Adverse Effect on Parent. To the knowledge of Parent there are no infringements of any proprietary rights owned by or licensed by or to Parent or any Subsidiary which, individually or in the aggregate, would have a Material Adverse Effect on Parent.

                  SECTION 3.14. Brokers. No broker, finder or investment banker (other than Donaldson, Lufkin & Jenrette) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Acquisition.

                  SECTION 3.15. Pooling of Interests. The assurances of Parent in its letter dated March 14, 1997 to AA are to Parent's knowledge true and correct.

                  SECTION 3.16. Disclosure. No representation or warranty by Parent contained in this Agreement and no statement contained in any certificate delivered by Parent to the Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading when taken together in light of the circumstances in which they were made.

                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.1. Conduct of Business of the Company. Except as contemplated by this Agreement or as set forth in Section 4.1 of the Company's Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any of its Subsidiaries will, without the prior written consent of Parent:

                  (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance of Shares upon the exercise of options outstanding under the Company's 1992 Stock Option Plan and listed in Section 2.2(a) of the Company's Disclosure Schedule, in accordance with the terms of such Plan and options as in effect on the date hereof;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such or redeem or otherwise acquire any of its securities or any securities of any of its Subsidiaries, except for the regular quarterly dividend on the Shares not in excess of $ .30 per share per quarter;

                  (d)  adopt  a  plan  of  complete   or  partial   liquidation,
dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

                  (e)  alter  through   merger,   liquidation,   reorganization,
restructuring or in any other fashion the corporate structure or ownership of any Subsidiary;

                  (f) (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and in amounts not material to the Company and its Subsidiaries, taken as a whole, and except for obligations of the wholly owned subsidiary of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to a Subsidiary of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company or its Subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

                  (g) except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

                  (h) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its Subsidiaries taken as a whole, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice;

                  (i) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                  (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or as required by GAAP;

                  (k) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) other than in the ordinary course of business consistent with past practice, enter into any contract or agreement or amend any of the Contracts or the agreements referred to in Section 2.16, provided that in no event shall the Company or any of its Subsidiaries amend, modify or extend any of the agreements set forth in Section 2.18(a) of the Company's Disclosure Schedule; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $30,000 or, in the aggregate, are in excess of $100,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

                  (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of claims, liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its Subsidiaries or incurred in the ordinary course of business consistent with past practice;

                  (m) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

                  (n) make or revoke any material tax election or settle or compromise any tax liability material to the Company and its Subsidiaries taken as a whole; or

                  (o) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(n) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect.

                  SECTION  4.2.  Conduct  of  Business  of  Parent.   Except  as
contemplated by this Agreement, during the period from the date hereof to the Effective Time, Parent will not, without the prior written consent of Company:

                  (a) amend its Certificate of Incorporation (except to increase its authorized capital stock) or Bylaws;

                  (b) combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities, or (unless a proportionate adjustment shall be made to Merger Consideration) split its shares of capital stock;

                  (c)  adopt  a  plan  of  complete   or  partial   liquidation,
dissolution, restructuring,  recapitalization or other reorganization of Parent;
or

                  (d) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(c) or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect.

                  SECTION 4.3. Preparation of S-4 and the Proxy Statement. Parent will, as promptly as practicable, prepare and file with the SEC the S-4, containing a proxy statement/prospectus and a form of proxy, in connection with the registration under the Securities Act of the shares of Parent Common Stock issuable upon conversion of the Shares and the other transactions contemplated hereby. The Company will, as promptly as practicable, prepare and file with the SEC the Proxy Statement that will be the same proxy statement/prospectus contained in the S-4 and a form of proxy, in connection with the vote of the Company's stockholders with respect to the Merger. Parent and the Company will, and will cause their accountants and lawyers to, use their best efforts to have or cause the S-4 declared effective as promptly as practicable, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process, it being understood and agreed that Schulte Roth & Zabel LLP, counsel to the Company, will render the tax opinion referred to in Section 5.2(d) on (i) the date the preliminary Proxy Statement is filed with the SEC and (ii) the date the S-4 is filed with the SEC. Each of the Company and, if applicable, Parent will use its best efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date.

                  SECTION 4.4. Other Potential  Acquirors.  (a) The Company, its
affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company or its Subsidiaries or any business combination with the Company or its Subsidiaries. The Company may, directly or indirectly, furnish information and access, in each case only in response to unsolicited requests therefor, to any corporation, partnership, person or other entity or group pursuant to confidentiality agreements, and may participate in discussions and negotiate with such entity or group concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any Subsidiary or division of the Company, if such entity or group has submitted a written proposal to the Company Board relating to any such transaction and the Company Board determines in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is required to do so to comply with its fiduciary duties to stockholders under applicable law. The Company Board shall provide a written notice to Parent and Acquisition describing in reasonable detail the material terms and conditions of any such proposal as promptly as reasonably practicable following prompt consideration thereof by the Company Board and shall keep Parent and Acquisition advised thereafter  of  material  developments  with  respect  thereto  as  promptly  as reasonably practicable. Except as set forth above, neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent and Acquisition, any affiliate or associate of Parent and Acquisition or any designees of Parent and Acquisition) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any Subsidiary or division of the Company; provided, however, that nothing herein shall prevent the Company Board from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; provided, further, that nothing herein shall prevent the Company Board from making such disclosure to the Company's stockholders as, in the good faith judgment of the Company Board, after consultation with and based upon the advice of independent legal counsel, is required to comply with its fiduciary duties to stockholders under applicable law.

                  (b) Except as set forth in this Section 4.4, the Company Board shall not approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition (as defined in Section 6.1). Notwithstanding the foregoing, if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, the Company Board may approve or recommend a Superior Proposal (as defined below) or cause the Company to enter into an agreement with respect to a Superior Proposal, but in each case only after a reasonable period following delivery of a written notice to Parent and Acquisition containing the information specified in Section 4.4(a) hereof including the identity of the person making such Superior Proposal. In addition, if the Company proposes to enter into an agreement with respect to any Third Party Acquisition, it shall concurrently with entering into such an agreement pay, or cause to be paid, to Parent the fee required by Section 6.3(a) hereof. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Company Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger.

                  SECTION 4.5. Letters of Accountants. The Company shall use its best efforts to cause to be delivered to Parent a letter of Grant Thornton LLP, the Company's independent auditors, and Parent shall use its best efforts to cause to be delivered to the Company a letter of Arthur Andersen LLP ("AA"), Parent's independent auditors, in each case dated a date within two business days before the date on which the S-4 shall become effective and addressed to the recipients thereof, in form and substance reasonably satisfactory to such recipients and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                  SECTION 4.6. Meeting. The Company shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and related matters. The Company and Acquisition will, through their respective Boards of Directors recommend to their respective stockholders approval of such matters; provided, however, that the Company Board may withdraw its recommendation if the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is required to do so to comply with its fiduciary duties to stockholders under applicable law. The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof.

                  SECTION 4.7. Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                  SECTION 4.8.  Access to Information.

                  (a) Between the date hereof and the Effective Time, the Company will give Parent and Acquisition and their authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its Subsidiaries, will permit Parent and Acquisition to make such inspections as Parent and Acquisition may reasonably require and will cause the Company's officers and those of its Subsidiaries to furnish Parent and Acquisition with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Parent or Acquisition may from time to time reasonably request, provided that no investigation pursuant to this Section 4.8(a) shall affect or be deemed to modify any of the representations or warranties made by the Company.

                  (b) Between the date hereof and the Effective Time, Parent shall furnish to the Company and its authorized representatives reasonable access to such material information relating to the business and financial condition of Parent as the Company may reasonably request, provided that such information shall not include detail with respect to employee compensation and benefit matters or information subject to confidentiality restrictions binding on Parent.

                  (c)  Each  of  the  parties  will  hold  and  will  cause  its consultants  and advisors to hold in confidence  all  documents and  information concerning the other parties hereto furnished in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated February 5, 1997.

                  SECTION 4.9. Additional Agreements; Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in the preparation and filing of the Proxy Statement and the S-4, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) contesting any legal proceeding relating to the Merger; and (iii) the execution of any additional instruments, including the Certificate of Merger, necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the shareholder vote or votes with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

                  SECTION 4.10. Consents. Parent, Acquisition and the Company each will use all reasonable efforts to obtain consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement.

                  SECTION 4.11. Public Announcements. Parent, Acquisition and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger. Immediately following the execution and delivery hereof the Company will announce the suspension of its previously announced stock purchase program.

                  SECTION  4.12.   Indemnification;   Directors'  and  Officers'
Insurance.

                  (a) Parent and Acquisition agree that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Company and its Subsidiaries as provided in their respective Certificates of Incorporation or Bylaws (or other similar governing instruments) or otherwise in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the disposition of such Claim. To the maximum extent permitted by the DGCL, such indemnification shall be mandatory rather than permissive and the Surviving Corporation shall advance expenses in connection with such indemnification to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided, however, the indemnification provided hereunder shall not be greater than the indemnification permissible pursuant to the Company's or its Subsidiaries' respective Certificates of Incorporation and Bylaws (or other similar governing instruments), as in effect as of the date hereof.

                  (b) Parent shall cause the Surviving Corporation to maintain in effect for not less than three years from the Effective Time policies of the directors' and officers' liability and fiduciary insurance substantially on the terms pursuant to which Parent's directors currently are insured with respect to claims arising from facts or events occurring prior to the Effective Time to the extent required to cover the types of actions and omissions with respect to which Parent's directors are currently insured (provided that the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of 200% of the premiums paid as of the Effective Date for such insurance ("Current Premium"), and if such premiums for such insurance would at any time exceed 200% of the Current Premium, the Parent shall cause Surviving Corporation to maintain policies of insurance which, in Parent's good faith determination, provide the maximum coverage available at an annual premium equal to 200% of the Current Premium).

                  (c) In the event  Parent or any of its  successors  or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this section.

                  (d) The provisions in this Section 4.12 (i) are intended to be for the benefit of, and shall be enforceable by, each person entitled to indemnification hereunder, and each such person's heirs and representatives and
(ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  SECTION 4.13. Notification of Certain Matters. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of it and its Subsidiaries taken as a whole to which it or any of its Subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or
(v) any material adverse change in their respective financial condition, properties, businesses, results of operations or prospects, taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 4.13 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 4.14. Pooling. The Company and Parent each agrees that it will not take any action which could prevent the Merger from being accounted for as a "pooling-of-interests" for accounting purposes and the Company will bring to the attention of Parent, and Parent will bring to the attention of the Company, any actions, or agreements or understandings, whether written or oral, to act that could be reasonably likely to prevent Parent from accounting for the Merger as a "pooling-of-interests." Concurrently herewith, AA has delivered to Parent a letter to the effect that Parent qualifies for pooling-of-interests accounting and Grant Thornton has delivered to the Company a letter to the effect that the Company qualifies for pooling-of-interests accounting. Parent shall use commercially reasonable efforts to have AA deliver updating confirmation of AA's letter to Parent, and the Company shall use commercially reasonable efforts to have Grant Thornton deliver updating confirmation of Grant Thornton's letter to the Company, in each case upon the filing of the S-4 and upon the mailing of the Proxy Statement. The Company and Parent each shall use commercially reasonable efforts to cause their respective accountants to cooperate fully with the other in connection with the delivery of such confirmations.

                  SECTION 4.15. Tax-Free Reorganization Treatment. The Company, and Parent and Acquisition shall each execute and deliver to Schulte Roth & Zabel LLP, counsel to the Company, and to Weil, Gotshal & Manges LLP, counsel to Parent and Acquisition, a certificate substantially in the form attached hereto as Exhibits D and E, respectively, at such time or times as reasonably requested by such law firms in connection with their delivery of opinions with respect to the transactions contemplated hereby, and shall provide a copy of such certificate to the Company and to Parent and Acquisition, respectively. None of the Company, Parent or Acquisition shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in Exhibits D and E.

                  SECTION 4.16. Employment Benefits. Parent shall, for a period of at least one year following the Closing, use commercially reasonable best efforts to continue to provide to employees of the Surviving Corporation the Company's Oxford health plan as currently in effect or, if the continuation of such plan is not possible or commercially practicable, benefits at least as favorable as those currently provided under the Oxford plan. With respect to any employee benefit plans provided to employees of the Company by the Parent after the Closing Date (the "Parent Employee Plans"), Parent shall grant all employees of the Surviving Company who become participants in such plans credit for all services with the Company prior to the Closing Date for purposes of eligibility and vesting for which such services were recognized by the Company. To the extent the Parent Employee Plans provide medical or dental welfare benefits after the Closing Date, Parent shall cause all pre-existing condition exclusions and actively at work requirements to be waived to the extent allowable under the Company Employee Plans and Parent shall provide that any expenses incurred on or before the Closing Date shall be taken into account under the Parent Employee Plans to the extent satisfied under the Company Employee Plans for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions for such employees and their covered dependents. On and after the Closing Date, Parent shall cause the medical or dental welfare benefit plans covering employees of the Company to provide continuation coverage (within the meaning of Section 4980B of the Code) to employees of the Company who terminated prior to the Closing Date and their dependents.

                  SECTION 4.17. Company Affiliates. (a) The Company has identified to Parent each Company Affiliate and each Company Affiliate has delivered to Parent on or prior to the date hereof, a written agreement (i) that such Company Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Company Affiliate pursuant to the Merger, except in compliance with Rule 145 promulgated under the Securities Act or an exemption from the registration requirements of the Securities Act and
(ii) that such Company Affiliate will not thereafter sell or in any other way reduce such Company Affiliate's risk relative to any shares of Parent Common Stock received in the Merger (within the meaning of the SEC's Financial Reporting Release No. 1, "Codification of Financing Reporting Policies," 'SS'
201.01 47 F.R.  21028 (April 15,  1982)),  until such time as financial  results
(including combined sales and net income) covering at least 30 days of post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

                  (b) Parent shall use its best efforts to publish no later than 30 days after the end of the first calendar month after the Effective Time in which there are at least 30 days of financial results for post-merger operations, the financial results required by Section 4.17(a) above.

                  SECTION 4.18. SEC Filings. Each of Parent and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its Subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  SECTION 4.19. Guarantee of Performance. Parent hereby guarantees the performance by Acquisition of its obligations under this Agreement and the indemnification obligations of the Surviving Corporation pursuant to Section 4.12(a) hereof.

                                    ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  SECTION 5.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company;

                  (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger;

                  (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

                  (d) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for the Shares in the Merger;

                  (e) Parent shall have received an opinion from AA stating that the Merger will be accounted for under GAAP as a "pooling-of-interests," and such opinion shall not have been withdrawn or modified in any material respect; and

                  (f) the Employment Agreements shall be in full force and effect.

                  SECTION 5.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) the representations of Parent and Acquisition contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time, and at the Closing Parent and Acquisition shall have delivered to the Company a certificate to that effect;

                  (b) each of the obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Parent and Acquisition shall have delivered to the Company a certificate to that effect;

                  (c) the shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

                  (d) the opinion of Schulte Roth & Zabel LLP, counsel to the Company, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Acquisition, and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by shareholders of the Company with respect to shares of Parent Common Stock received in the Merger in exchange for Shares, except with respect to cash received in lieu of fractional shares;

                  (e) Parent shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of the Company, individually or in the aggregate, have a Material Adverse Effect on Parent; and

                  (f) there shall have been no events, changes or effects with respect to Parent or its Subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on Parent.

                  SECTION 5.3. Conditions to the Obligations of Parent and Acquisition. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) the representations of the Company contained in this Agreement or in any other certificate delivered pursuant hereto shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time, and at the Closing the Company shall have delivered to Parent and Acquisition a certificate to that effect;

                  (b) each of the obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing the Company shall have delivered to Parent and Acquisition a certificate to that effect;

                  (c) each Company Affiliate and each stockholder that is a party to the Stockholders Agreement shall have performed his or its respective obligations under the applicable Affiliate Letter and/or the Stockholders Agreement (if applicable), and Parent shall have received a certificate signed by each of them to such effect;

                  (d) the Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any Subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except for those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Company; and

                  (e) there shall have been no events, changes or effects with respect to the Company or its Subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on the Company.

                                    ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

                  SECTION 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time, but prior to the Effective Time:

                  (a) by mutual written consent of Parent, Acquisition and the Company;

                  (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by August 15, 1997; provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

                  (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement, or if any representation or warranty of Parent or Acquisition shall have become untrue, in either case such that the conditions set forth in
Section 5.2(a) would be incapable of being satisfied by August 15, 1997 (or as otherwise extended), (ii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having a Material Adverse Effect on the Parent or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within twenty business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder, (iii) the Company enters into a definitive agreement relating to a Superior Proposal in accordance with Section 4.4(b), provided that such termination under this clause (iii) shall not be effective unless the Company has complied with all of the provisions of such Section 4.4(b) and until payment of the fee required by Section 6.3(a) hereof; or (iv) the Average Final Closing Price shall be less than $20.00.

                  (d) by Parent and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by August 15, 1997 (or as otherwise extended), (ii) there shall have been a breach by the Company of its covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within twenty business days after notice by Parent or Acquisition thereof, provided that neither Parent or Acquisition has breached any of their respective obligations hereunder, (iii) the Company enters into a definitive agreement relating to any Third Party Acquisition (as defined below), (iv) the Company Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger, shall have recommended to the Company's stockholders a Third Party Acquisition, or shall have adopted any resolution to effect any of the foregoing, (v) the Average Final Closing Price shall be less than $24.00, or (vi) the Company shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders.

                  "Third Party Acquisition" means the occurrence of any of the following events (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) or entity other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of more than 20% of the total assets of the Company and its Subsidiaries, taken as a whole; or (iii) the acquisition by a Third Party of 20% or more of the outstanding Shares.

                  SECTION 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 6.2 and Sections 4.8(c),
6.3 and 7.10 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

                  SECTION 6.3.  Fees and Expenses.

                  (a) In the event that this Agreement shall be terminated pursuant to Section 6.1(c)(iii), Section 6.1(d)(iii) or Section 6.1(d)(iv), Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages, the Company shall pay to Parent as liquidated damages, which amount shall be payable as the amount of $5,000,000 (less any amounts previously paid to Parent, Acquisition and their affiliates pursuant to Section 6.3(b)) immediately upon demand or, in case of any termination pursuant to Section 6.1(c)(iii) or 6.1(d)(iii), at the time specified in Section 4.4(b). It is specifically agreed that the amount to be paid pursuant to this Section 6.3(a) represents liquidated damages and not a penalty.

                  (b) Upon the termination of this Agreement pursuant to Sections 6.1(d)(i), (ii), (iii), (iv) or (vi), the Company shall reimburse Parent, Acquisition and their affiliates (not later than ten business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants), in an aggregate amount not to exceed $1,000,000.

                  (c) Upon the termination of this Agreement pursuant to Sections 6.1(c)(i) or (ii), Parent shall reimburse the Company and its affiliates (not later than ten business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants, in an aggregate amount not to exceed $1,000,000).

                  (d) Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. The cost of printing the S-4 and the Proxy Statement shall be borne equally by the Company and Parent.

                  SECTION 6.4. Amendment. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

                  SECTION 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Acquisition shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE 7

                                  MISCELLANEOUS

                  SECTION 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement.

                  SECTION 7.2. Entire Agreement;  Assignment. This Agreement (a)
constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any Subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

                  SECTION 7.3. Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

                  SECTION 7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

           if to Parent or Acquisition:   SNYDER COMMUNICATIONS, INC.
                                          Two Democracy Center
                                          6903 Rockledge Drive, 15th Fl.
                                          Bethesda, MD 20817
                                          Attention:  Chief Executive Officer
                                          Facsimile:  (301) 571-7930

           with a copy to:                Weil, Gotshal & Manges LLP
                                          767 Fifth Avenue
                                          New York, NY  10153
                                          Attention:  Norman D. Chirite, Esq.
                                          Facsimile:  (212) 310-8007

           if to the Company to:          AMERICAN LIST CORPORATION
                                          330 Old Country Road
                                          Mineola, NY 11501
                                          Attention:  Chief Executive Officer
                                          Facsimile:  (516) 248-6364

           with a copy to:                Schulte Roth & Zabel LLP
                                          900 Third Avenue
                                          New York, NY
                                          Attention:  Marc Weingarten, Esq.
                                          Facsimile:  (212) 593-5955

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

                  SECTION 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

                  SECTION 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 4.12, 4.16 and 7.2, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  SECTION 7.8. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  SECTION 7.9. Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and, subject to Section 7.8, shall be in addition to any other remedies, which any party may have under this Agreement or otherwise.

                  SECTION 7.10. Brokers. The Company agrees to indemnify and hold harmless Parent and Acquisition, and Parent and Acquisition agree to indemnify and hold harmless the Company, from and against any and all liability to which Parent and Acquisition, on the one hand, or the Company, on the other hand, may be subjected by reason of any brokers, finders or similar fees or expenses with respect to the transactions contemplated by this Agreement to the extent such similar fees and expenses are attributable to any action undertaken by or on behalf of the Company, or Parent or Acquisition, as the case may be.

                  SECTION 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                            AMERICAN LIST
                                            CORPORATION

ATTEST:                                     By:    /s/ Martin Lerner
                                                --------------------------------
                                            Name:  Martin Lerner
                                            Title: President and C.E.O.

By:    /s/ Deborah Freedman
 -------------------------------------
Name:  Deborah Freedman
Title: Associate
       Schulte Roth & Zabel LLP

                                            SNYDER COMMUNICATIONS,
                                            INC.

ATTEST:                                     By:    /s/ Michele D. Snyder
                                               ---------------------------------
                                            Name:  Michele D. Snyder
                                            Title: Vice Chairman and C.O.O

By:    /s/ David B. Pavken
--------------------------------------
Name:  David B. Pavken
Title: Assistant Secretary and
       Chief Accounting Officer

                                            SNYDER Z ACQUISITION, INC.

ATTEST:                                     By:    /s/ Michele D. Snyder
                                               ---------------------------------
                                            Name:  Michele D. Snyder
                                            Title: Vice Chairman and C.O.O.

By:    /s/ David B. Pavken
   -----------------------------------
Name:  David B. Pavken
Title: Assistant Secretary

                                                                       EXHIBIT B



                             STOCKHOLDERS AGREEMENT

                  AGREEMENT, dated March 18, 1997 (this "Agreement"), by and among SNYDER COMMUNICATIONS, INC., a Delaware corporation ("Parent"), and each of the other parties signatory hereto (each, a "Stockholder" and, collectively, the "Stockholders").

                              W I T N E S S E T H:

                  WHEREAS, concurrently herewith, Parent, SNYDER Z ACQUISITION, INC., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and AMERICAN LIST CORPORATION, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement;" capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement) pursuant to which Merger Sub will be merged with and into the Company (the "Merger");

                  WHEREAS, each of the Stockholders Beneficially Owns (as defined herein) the number of shares, par value $.01 per share, of common stock of the Company (the "Shares" or "Company Common Stock") set forth opposite such Stockholder's name on Schedule I hereto;

                  WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                  1. Provisions Concerning Company Common Stock. Each Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time and termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder shall vote (or cause to be voted) the Shares held of record or Beneficially Owned (as defined below) by such Stockholder, whether heretofore owned or hereafter acquired, (i) in favor of approval of the Merger Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement (after giving effect to any materiality or similar qualifications contained therein); and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (B) a sale, lease, transfer or disposition of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its Subsidiaries taken as a whole, or a reorganization, recapitalization, dissolution or liquidation of the Company; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws; (3) any other material change in the Company's corporate structure or business; or (4) any other action which, in the case of each of the matters referred to in clauses (C) (1), (2) or (3), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Such Stockholder shall not enter into any agreement or understanding with any Person (as defined below) the effect of which would be inconsistent or violative of the provisions and agreements contained herein. For purposes of this Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act. For purposes of this Agreement, "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

                  2. Other Covenants, Representations and Warranties. Each Stockholder hereby represents and warrants to Parent as follows:

                  (a) Ownership of Shares. Such Stockholder is the Beneficial Owner of the number of Shares set forth opposite such Stockholder's name on
Schedule I hereto. On the date hereof, the Shares set forth opposite such Stockholder's name on Schedule I hereto constitute all of the Shares owned of record or Beneficially Owned by such Stockholder. Such Stockholder has (i) sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth opposite such Stockholder's name on Schedule I hereto and denoted by footnote 1, with no limitations, qualifications or restrictions on such rights or (ii) shared voting power and shared power to issue instructions with respect to the matters set forth in Section 1 hereof, shared power of disposition, shared power of conversion, shared power to demand appraisal rights and shared power to agree to all of the matters set forth in this Agreement, in each case shared with another Stockholder party to this Agreement and in each case with respect to all of the Shares set forth opposite such Stockholder's name on Schedule 1 hereto and denoted by footnote 2.

                  (b) Power; Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholder agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is Trustee who is not a party to this Agreement and whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

                  (c) No Conflicts. (A) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (1) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or
(2) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

                  (d) No Finder's Fees. Other than existing financial advisory and investment banking arrangements between the Company and Prudential
Securities Incorporated, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of such Stockholder or any of its affiliates or, to the knowledge of such Stockholder, the Company or any of its affiliates.

                  (e) Other Potential Acquirors. Such Stockholder (i) shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company or its Subsidiaries or any business combination with the Company or its Subsidiaries, in his, her or its capacity as such, and (ii) from and after the date hereof until termination of the Merger Agreement, unless and until the Company is permitted to take such actions under Section 4.4 of the Merger Agreement, shall not, in such capacity, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any such transaction or acquisition, or agree to or endorse any such transaction or acquisition, or authorize or permit any of such Stockholder's agents to do so. Such Stockholder shall provide a written notice to Parent and Merger Sub describing in reasonable detail the material terms and conditions of any such proposal as promptly as reasonably practicable following receipt thereof by such Stockholder (in its capacity as such) and shall keep Parent and Acquisition advised thereafter of material developments with respect thereto as promptly as reasonably practicable.

                  (f) Restriction on Transfer, Proxies and Non-Interference. Such Stockholder shall not, directly or indirectly: (i) except as contemplated by the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein;
(ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares;

or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

                  (g) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

                  3. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful and commercially reasonable action as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

                  4. Stop Transfer; Restrictive Legend. (a) Each Stockholder agrees with, and covenants to, Parent that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

                  (b) Upon the written request of Parent, all certificates representing any of such Stockholder's Shares shall contain the following legend:

                  "The securities represented by this certificate, including certain voting and transfer rights with respect thereto, are subject to the terms of a Stockholders Agreement, dated March 18, 1997, among SNYDER COMMUNICATIONS, INC., the Issuer and the parties listed on the signature pages thereto, a copy of which is on file in the principal office of the Issuer."

                  5. Termination. Except as otherwise provided herein, the covenants and agreements contained herein with respect to the Shares shall terminate upon the earliest of (a) termination of the Merger Agreement in accordance with its terms, (b) the Effective Time or (c) at the election of the Stockholders, if the Company's Board of Directors would have the right to terminate the Merger Agreement under
Section 6.1(c)(iv) thereof.

                  6. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her capacity as the record and/or beneficial owner of such Stockholder's Shares.

                  7.       Miscellaneous.

                  (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

                  (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

                  (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Stockholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; provided that
Schedule I hereto may be supplemented by Parent by adding the name and other relevant information concerning any Stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

                  (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to any Stockholder:           At the addresses set forth
                                 on Schedule I hereto

with a copy to:                  Schulte Roth & Zabel LLP
                                 900 Third Avenue
                                 New York, NY
                                 Attention:  Marc Weingarten, Esq.
                                 Telephone:  (212) 758-0404
                                 Facsimile:  (212) 593-5955

If to Parent
or Merger Sub:                   Snyder Communications, Inc.
                                 Two Democracy Center
                                 6903 Rockledge Drive, 15th Floor
                                 Bethesda, MD 20817
                                 Telephone:  (301) 468-1010
                                 Facsimile:  (301) 571-7930
                                 Attention:  Chief Executive Officer

with a copy to:                  Weil, Gotshal & Manges LLP
                                 767 Fifth Avenue
                                 New York, New York  10153
                                 Telephone:  (212) 310-8000
                                 Facsimile:  (212) 310-8007
                                 Attention:  Norman D. Chirite, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

                  (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

                  (l) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (m)   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                  IN WITNESS WHEREOF, Parent and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                                   SNYDER COMMUNICATIONS, INC.

                                                   By:__________________________
                                                   Name:________________________
                                                   Title:_______________________

                                                   -----------------------------
                                                   MARTIN LERNER

                                                   D.H. BLAIR INVESTMENT BANKING
                                                   CORP.

                                                   By:__________________________
                                                   Name:________________________
                                                   Title:_______________________

                                  Schedule I to

                             Stockholders Agreement

Name and Address                                     Number of Shares Owned
                                                                        (1)
Martin Lerner                                              223,525*
                                                                        (1)
D.H. Blair Investment Banking Corp.                        711,021

(1) Stockholder has sole power with respect to such shares. See Section 2(a)(i) of this Agreement.

* Excludes 3,564 shares held by spouse as to which beneficial ownership is disclaimed.

                                                                       EXHIBIT C


March __, 1997

SNYDER COMMUNICATIONS, INC.
Two Democracy Drive
6903 Rockledge Drive, 15th Floor
Bethesda, MD 20817

Dear Sirs:

                  Reference is made to the provisions of the Agreement and Plan of Merger, dated as of March 18, 1997 (together with any amendments thereto, the "Merger Agreement"), among AMERICAN LIST CORPORATION, a Delaware corporation (the "Company"), SNYDER COMMUNICATIONS, INC., a Delaware corporation ("Parent"), and SNYDER Z ACQUISITION, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement.

                  I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and that the transferability of the shares of common stock, par value $.001 per share, of Parent (the "Parent Shares") which I will receive upon the consummation of the Merger in exchange for my shares of common stock of the Company (the "Company Shares"), or upon exercise of certain options I hold to purchase shares of common stock of the Company is restricted. Nothing herein shall be construed as an admission that I am an affiliate or as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                  I hereby represent, warrant and covenant to Parent that:

                  (a) I will not transfer, sell or otherwise dispose of any of the Parent Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) as permitted by, and in accordance with, Rule 145, if applicable, or another applicable exemption under the Securities Act; and

                  (b) I will not (i) transfer, sell or otherwise dispose of any Company Shares or (ii) sell or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1., "Codification of Financial Reporting Policies," Section 201.01 [47 F.R. 21028] (May 17, 1982) with respect to any Parent Shares, in each case until after such time (the "Delivery Time") as consolidated financial statements which reflect at least 30 days of post-merger combined operations of Parent and the Company have been published by Parent, except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission; and

                  (c) I shall execute and deliver to Schulte, Roth & Zabel LLC, counsel to the Company, and to the Company a certificate in such form as and at such time or times as may be reasonably requested by such law firm or the Company, as the case may be, in connection with such law firm's delivery of an opinion with respect to the transactions contemplated by the Merger Agreement and shall provide a copy thereof to Parent.

                  I hereby acknowledge that, except as otherwise provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer, pledge or other disposition of the Parent Shares or to take any other action necessary for the purpose of making an exemption from registration available.

                  I understand that Parent may issue stop transfer instructions to its transfer agents with respect to the Parent Shares and that a restrictive legend will be placed on the certificates delivered to me evidencing the Parent Shares in substantially the following form:

                  "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom. Reference is made to that certain letter agreement, dated March , 1997, between the Holder and the Issuer, a copy of which is on file in the principal office of the Issuer which contains further restrictions on the transferability of this certificate and the shares represented hereby."

                  Without the consent of J. Morton Davis, Parent shall not register any shares of its common stock currently held or beneficially owned by Mort Zuckerman, Fred Drasner, Dan Snyder or Michelle Snyder in connection with any registered secondary offering prior to the publication of at least 30 days of financial results of Parent and its consolidated subsidiaries for the period following the Merger, provided that the restrictions in this paragraph shall terminate upon the earlier of (i) the termination of the Merger Agreement for any reason or (ii) August 15, 1997 unless the Merger shall have been consummated as of such date.

                  The term Parent Shares as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

                                            Very truly yours,

                                            -----------------------